EYI ANNOUNCES LETTER OF INTENT WITH MACH 3 TECHNOLOGIES GROUP, LLC

Burnaby, British Columbia CANADA, July 21, 2006 - EYI Industries Inc. ("EYI") (OTCBB: EYII), (http://www.StopDrinkingPoison.com), a marketer of products that promote well-being and a healthy lifestyle, is pleased to announce entering into a non-binding letter of intent with Mach 3 Technologies Group, LLC
("Mach 3") to obtain exclusive marketing rights for its Ultimate ME2 product which claims to reduce emissions and save fuel. Prior to entering into a definitive agreement for the distribution of Ultimate ME2, EYI has requested that Mach 3 obtain EPA registration and testing for product efficacy.

Dori O'Neill, Chief Operations Officer states "Ultimate ME2 is a product that has been developed to reduce gas consumption and lower emissions in gasoline and diesel cars and trucks. In my experience, there are many of these products that claim to produce results and don't deliver on their claims. The Mach 3 Technologies Group LLC team, are in the midst of obtaining the EPA registration and the recognized independent laboratory testing that we need to bring this product to the market. Our common goal is to sell a product that will save North Americans money, reduce exhaust emissions and lower our dependency on foreign oil."

Dennis Leung, President of Mach 3 Technologies Group LLC. states "I have found the channel and company for our Ultimate ME2 product. I have been working to perfect this product in the principle of harnessing the forces of nature for 8 years. At Mach 3 we are committed to making a better world. We want to see less dependency on oil cartels, less emissions and more money in the consumer pocket book. I believe that EYI has the channel and leaders to bring this product to market. Together with EYI, upon the finalization of proper testing, we may meet these important goals.

This press release is available on the company's official online investor relations site for investor commentary, feedback and questions. Investors are asked to visit the EYI Industries IR Hub located at http://www.agoracom.com/IR/EYI

Alternatively, investors can e-mail AGORA Investor Relations directly at EYII@Agoracom.com.

About EYI (http://www.StopDrinkingPoison.com)

EYI Industries Inc., through our subsidiary Essentially Yours Industries, Inc.
(EYI), markets products that promote health and well-being. Recently, EYI launched a consumer product that removes Arsenic and other contaminates to a negligible level from drinking water. The portable water filtration product's name is Code Blue and is exclusively provided to EYI. In addition, EYI sells dietary supplements and personal care products. A large portion of our sales are from CALORAD, a liquid protein supplement that has brought weight loss benefits to our customers. More than six million bottles of CALORAD have been sold since EYI was founded in 1995. Our newest product,PROSOTEINE, is experiencing similar success to CALORAD and bringing our customers the benefits of a natural Energy drink.

EYI markets its products through an extensive network of Independent Business Associates. Our sales force is staffed by knowledgeable, experienced men and women and supported by our comprehensive training programs.

This press release contains forward-looking statements, particularly as related to, among other things, EYI's product purchase agreements and EYI's to","may result", "are expected to", "will continue", "anticipates","expects", "estimate", "project", "indicate", "could", "potentially", "should", "believe", "considers" or similar expressions are intended to identify "forward-looking statements."

Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause EYI's actual results,performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the enforceability of its product purchase contracts in foreign countries, the performance of EYI's staff, management, financing, competition, EYI's ability to implement or manage its expansion strategy, general economic conditions and other factors that are detailed in EYI's Annual Report on Form 10-KSB and on documents EYI files from made herein are as of the date of this press release and should not be relied upon as of any subsequent date. EYI cautions readers not to place undue reliance on such statements. EYI does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the EYI's expectations and estimates.

EYI Industries Inc. (OTC Bulletin Board:EYII)

Contact:
Jennifer Moreland
Investor Relations
EYII@Agoracom.com
AGORA Investor Relations
EYII@Agoracom.com
http://www.agoracom.com/IR/EYI